DFAIDG

Sub-Item 77Q1 (a)


Articles of Amendment to the Registrant's Articles of Incorporation filed with the Maryland Secretary of State on March 27, 2007 with respect to the change in name of the Tax-Managed U.S. Small Cap Value Portfolio shares to the Tax-Managed U.S. Targeted Value Portfolio shares is incorporated herein by reference to Post-Effective Amendment No. 88/89 to Registrant's Registration Statement on Form N-1A (2-73948 and 811-3258) filed on March 30, 2007.

Articles of Amendment to the Registrant's Articles of Incorporation filed with the Maryland Secretary of State on June 21, 2007 with respect to the change in name of the Emerging Markets Social Core Portfolio shares to the Emerging Markets Social Core Equity Portfolio shares is incorporated herein by reference to Post-Effective Amendment No. 91/92 to Registrant's Registration Statement on Form N-1A (2-73948 and 811-3258) filed on July 6, 2007.

Articles Supplementary to the Registrant's Articles of
Incorporation filed with the Maryland Secretary of State on June
21, 2007 with respect to the addition of the U.S. Social Core
Equity 2 Portfolio shares, CSTG&E U.S. Social Core Equity 2
Portfolio shares and CSTG&E International Social Core Equity
Portfolio shares is incorporated herein by reference to Post-
Effective Amendment No. 91/92 to Registrant's Registration
Statement on Form N-1A (2-73948 and 811-3258) filed on July 6, 2007.